As filed with the U.S. Securities and Exchange Commission on September 19, 2025

Registration No. 333- 289849

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CALLAN JMB INC.

(Exact name of registrant as specified in its charter)

Nevada	7389	99-0931141
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

244 Flightline Drive

Spring Branch, Texas 78070-6241

(830) 438-0395

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Wayne Williams
Chief Executive Officer

Callan JMB Inc.

244 Flightline Drive

Spring Branch, Texas 78070-6241

(830) 438-0395

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ross David Carmel, Esq. Barry P. Biggar, Esq Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 (212) 930-9700	David E. Danovitch, Esq. Michael DeDonato, Esq. Charles E. Chambers, Jr., Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10020 (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Callan JMB Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-289849) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of the Registration Statement, the signature page to the Registration Statement and filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
3.1	Callan JMB Inc. Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282879), filed with the SEC on January 8, 2025)
3.2	Bylaws, adopted on February 2, 2024 (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282879), filed with the SEC on January 8, 2025)
4.1	Form of Underwriters’ Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282879), filed with the SEC on January 8, 2025)
5.1**	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Reorganization Agreement and Plan of Share Exchange, dated February 2, 2024 by and among Coldchain Technology Services, LLC, (“CTS”), Callan JMB Inc., and shareholders of CTS (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282879), filed with the SEC on January 8, 2025)
10.2	Professional Services Agreement, by and between The City of Chicago Department of Public Health and Coldchain Technology Services, LLC, dated December 21, 2018 (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282879), filed with the SEC on January 8, 2025)
10.3	Professional Services Agreement, by and between The City of Chicago Department of Public Health and Coldchain Technology Services, LLC, dated February 10, 2023 (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282879), filed with the SEC on January 8, 2025)
10.4	Standard Lease Agreement, dated April 1, 2024, by and between Warehouse Asset Management, LLC and Coldchain Technology Services, LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282879), filed with the SEC on January 8, 2025)
10.5†	Callan JMB Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282879), filed with the SEC on January 8, 2025)
10.6†	Employment Agreement entered into between the Callan JMB Inc. and Wayne Williams, dated October 15, 2024, as amended as October 24,2024 (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282879), filed with the SEC on January 8, 2025)
10.7†	Employment Agreement entered into between the Callan JMB Inc. and David J. Croyle, M.D., dated 1, 2024, as amended as of October 24, 2024 (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282879), filed with the SEC on January 8, 2025)
10.8†	Employment Agreement entered into between the Callan JMB Inc. and Eric L. Kash, dated October 1, 2024, as amended as of October 24, 2024 (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282879), filed with the SEC on January 8, 2025)
10.9†	Form of Independent Director Agreement (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282879), filed with the SEC on January 8, 2025)
10.10	Exchange and Reorganization Agreement, dated as of November 14, 2024, among the Company, Wayne Williams and Dr. David Croyle (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282879), filed with the SEC on January 8, 2025)

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10.11*	Equity Purchase Agreement, dated July 24, 2025, by and between Callan JMB Inc. and the Investor
10.12*	Registration Rights Agreement, dated July 24, 2025, by and between Callan JMB Inc. and the Investor
10.13	Standard Sublease Agreement, dated October 1, 2024, by and between lessor and Callan JMB, Inc. (incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-42506) filed with the SEC on August 14, 2025)
10.14	Standard Lease Agreement, dated April 1, 2025, by and between Outlaw Run Ranch, LLC. and Coldchain Technology Services, LLC (incorporated by reference to Exhibit 10.4 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-42506) filed with the SEC on August 14, 2025)
14.1	Form of Code of Ethics and Business Conduct (incorporated by reference to Exhibit 14.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282879), filed with the SEC on January 8, 2025)
19.1	Form of Insider Trading Policy (incorporated by reference to Exhibit 19.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282879), filed with the SEC on January 8, 2025)
21.1**	List of Subsidiaries of Callan JMB Inc.
23.1**	Consent of Rosenberg Rich Baker Berman, P.A.
23.2**	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1 hereto)
97.1	Executive Compensation Clawback Policy (incorporated by reference to Exhibit 99.7 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282879), filed with the SEC on January 8, 2025)
107**	Filing Fee Table

*	Filed herewith.
**	Previously Filed.
†	Management compensatory agreement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Spring Branch, Texas, on September 19, 2025.

CALLAN JMB INC.

By:	/s/ Wayne Williams
Wayne Williams
Chief Executive Officer, President, and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Wayne Williams	Chief Executive Officer, President, and Chairman of the Board	September 19, 2025
Wayne Williams	(Principal Executive Officer) and Director

/s/ Shannon Badger	Interim Chief Financial Officer	September 19, 2025
Shannon Badger	(Principal Financial and Accounting Officer)

/s/ David J. Croyle, M.D.	Chief Medical Officer	September 19, 2025
David J. Croyle, M.D.

/s/ Eric L. Kash	Executive Vice President, and Director	September 19, 2025
Eric L. Kash

/s/ Mark Meller	Director	September 19, 2025
Mark Meller

/s/ Gerald Dial	Director	September 19, 2025
Gerald Dial

/s/ Liberty Duke	Director	September 19, 2025
Liberty Duke

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